Exhibit 1.1

5,500,000 SHARES

COMTECH GROUP, INC.

COMMON STOCK ($0.01 PAR VALUE)

UNDERWRITING AGREEMENT

April 23, 2007

LEHMAN BROTHERS INC.

As Representative of the several

  Underwriters named in Schedule 1 attached hereto,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Comtech Group, Inc., a Maryland corporation (the “Company”), and certain stockholders of the Company named in Schedule 2 attached hereto (the “Selling Stockholders”), propose to sell an aggregate of 5,500,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Of the 5,500,000 shares of the Firm Stock, 4,400,000 are being sold by the Company and 1,100,000 by the Selling Stockholders. In addition, the Company and the Selling Stockholders propose to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) options to purchase up to an aggregate of 825,000 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 7:05 p.m. (New York City time), on the date of this Agreement;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(iv) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included on Schedule 4 hereto.

(v) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vi) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) The Company is on the date hereof and will be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Company has met all the conditions for incorporation by reference pursuant to the General Instructions to Form S-3. The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Stock.

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(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(e) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Pricing Disclosure Package (together with the information included on Schedule 4 hereto) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

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(h) Each of the Company and its subsidiaries (as defined in Section 19) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. Such Exhibit 21.1 contains a complete list of all the Company’s subsidiaries. None of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405 of the Rules and Regulations).

(i) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in each of the most recent Preliminary Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights. The shares of Stock to be sold by the Selling Stockholders will be sold in compliance with federal and state securities laws.

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(k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(l) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(m) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the filing of an application for the listing of additional shares on the Nasdaq Global Market, and applicable state or foreign securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and sale of the Stock by the Underwriters.

(n) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(o) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

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(p) Except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, net current assets, or short-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Since the date as of which information is given in the most recent Preliminary Prospectus and except as described in the most recent Preliminary Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(r) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(s) KPMG, who has certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 9(k) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations, and Deloitte Touche Tahmatsu, whose reports appear in the most recent Preliminary Prospectus or are incorporated by reference therein, were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported, contained or incorporated by reference in the most recent Preliminary Prospectus.

(t) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

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(u) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(v) The statistical and market-related data included under the captions “Prospectus Supplement Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the most recent Preliminary Prospectus or incorporated by reference therein, and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus, are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(w) Neither the Company nor any subsidiary is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” within the meaning of such term under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(x) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

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(y) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(z) Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(aa) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(bb) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(cc) Except as described under the heading entitled “Business — Legal Proceedings” in the most recent Preliminary Prospectus, the Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, other than those (i) currently payable without penalty or interest or (ii) which are being contested in good faith, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.

(ee) Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws, memorandum of association or articles of association (or similar constitutional or organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Except as set forth in the most recent Preliminary Prospectus, the Company and its subsidiaries, taken as a whole, (i) make and keep accurate books and records and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) (i) The Company and its subsidiaries, taken as a whole, have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

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(hh) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by KPMG and reviewed by the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(jj) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates” in the most recent Preliminary Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(kk) The Company and each of its subsidiaries have such permits, licenses, patents, franchises and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus.

(ll) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have knowledge that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

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(mm) The Company and each of its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, except to the extent that failure to comply would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the most recent Preliminary Prospectus, (A) to the Company’s knowledge, there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(nn) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal, state or other law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state or other wage and hour laws, nor any state or other law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Affect.

(oo) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the most recent Preliminary Prospectus.

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(pp) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(qq) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with U.S. sanctions administered by OFAC and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to U.S. sanctions administered by OFAC is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that would, if undertaken by a U.S. person as defined in U.S. sanctions administered by OFAC, be prohibited by any U.S. sanctions administered by OFAC.

(ss) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus and the Prospectus.

(tt) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

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(uu) The Stock has been approved for listing, subject to official notice of issuance in The NASDAQ Global Market.

(vv) Honghui Li and Huimo Chen are both current citizens of the People’s Republic of China (the “PRC,” for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and they have no present intention to change their respective citizenship status after the date of this Agreement.

(ww) Except as described in the most recent Preliminary Prospectus, none of the subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company; any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Company’s PRC subsidiaries may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(xx) Except as described in the most recent Preliminary Prospectus, each of the Company and its subsidiaries has taken or is in the process of taking all reasonable steps (as necessary under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal shareholders as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(yy) There are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the most recent Preliminary Prospectuses.

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(zz) The Preliminary Prospectuses and the Prospectus each fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and neither the Company nor any of its subsidiaries is engaged in any transactions with, nor has any obligation to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, including, without limitation, structured finance entities and special purpose entities, nor is otherwise engaged in, nor has any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(aaa) The statements set forth in each Preliminary Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Shares, and under the captions “Taxation,” “Underwriting,” “Enforceability of Civil Liabilities” and “Regulation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(bbb) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(ccc) There are no business relationships or related-party transactions involving the Company or any other person or entity required to be described in the Registration Statement, each Preliminary Prospectus, or the Prospectus that have not been described as required.

(ddd) The issuance and sale of the Stock, the quotation and trading of the Stock on the NASDAQ Global Market or the consummation of the transactions contemplated by this Agreement and the Powers of Attorney (as defined below) are not and will not be, as of the date hereof or at each time of delivery, adversely affected by the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules.

(eee) As of the date of the Prospectus and as of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Stock, the quotation and trading of the Stock on the NASDAQ Global Market, or the consummation of the transactions contemplated by this Agreement and the Powers of Attorney.

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(fff) The statements set forth in the Prospectus under the captions “Risk Factors—The approval of the Chinese Securities Regulatory Commission may be required in connection with this offering under a recently adopted PRC regulation, and if required, we cannot currently predict whether we will be able to obtain such approval” and “Risk Factors— Recent PRC regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activities, and the failure by our stockholders who are deemed as PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident stockholders to liability under PRC law” are a fair and accurate summary in all material respects of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

1A. Representations, Warranties and Agreements of Comtech Global. Comtech Global Investment Ltd. (or “Comtech Global”), as a Selling Stockholder, represents and warrants and agrees that:

(a) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(b) The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(c) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(d) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

(a) The Selling Stockholder has, and immediately prior to any Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have, good and valid title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the shares of Stock to be sold by the Selling Stockholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims.

(b) The Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(c) The Stock to be sold by the Selling Stockholder hereunder is subject to the interest of the Underwriters, and the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

(d) Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock), (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Stock may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

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(e) The Selling Stockholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with American Stock Transfer & Trust Company, as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

(f) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Stockholders, the “Powers of Attorney”) appointing the Custodian, Mr. Jeffrey Kang, Ms. Hope Ni and Mr. Yi Kang as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

(g) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Custody Agreement and the Power of Attorney.

(h) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(i) The Power of Attorney and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitute valid and legally binding obligations of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

(j) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject (ii) result in any violation of the provisions of the charter, by-laws, memorandum of association, articles of association (or similar constitutional or organizational documents) of the Selling Stockholder (iii) result in any violation of the provisions of the deed of trust (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder.

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(k) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act, the filing of an application for the listing of the shares on the Nasdaq Global Market and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws or the rules and regulations of the NASD in connection with the purchase and sale of the Stock by the Underwriters.

(l) To the knowledge of the Selling Stockholder, the Registration Statement, as it relates to such Selling Stockholder or the Stock such Selling Stockholder proposes to sell, did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(m) To the knowledge of the Selling Stockholder, the Prospectus, as it relates to such Selling Stockholder or the Stock such Selling Stockholder proposes to sell, will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(n) To the knowledge of the Selling Stockholder, the documents incorporated by reference in any Preliminary Prospectus or the Prospectus, as they relate to such Selling Stockholder or the Stock such Selling Stockholder proposes to sell, did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(o) To the knowledge of the Selling Stockholder, the Pricing Disclosure Package, as it relates to such Selling Stockholder or the Stock such Selling Stockholder proposes to sell, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(p) The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(r) The sale of the Common Stock by the Selling Stockholder does not violate any of the Company’s internal policies regarding the sale of stock by its affiliates.

(s) The Selling Stockholder is not aware that any of the representations and warranties of the Company set forth in Section 1 above is untrue or inaccurate in any material respect.

Any certificate signed by any officer of any Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,400,000 shares of the Firm Stock and each Selling Stockholder agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by the Company and by each Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

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In addition, the Company grants to the Underwriters an option to purchase up to 660,000 additional shares of Option Stock and each Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite such Selling Stockholder’s name in Schedule 2 hereto, severally and not jointly. Such options are exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by the Company and each Selling Stockholder as set forth in Schedule 2 hereto initially with respect to the Option Stock to be sold among the Selling Stockholders in proportion to the maximum number of shares of Option Stock to be sold by each Selling Stockholder as set forth in Schedule 2 hereto and then by the Company. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $16.6688 per share.

The Company and the Selling Stockholders shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Stock being sold by the Company and the Selling Stockholders to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representative shall otherwise instruct.

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The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Stockholders by the Representative; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the options are being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and the Selling Stockholders and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Stock Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Stock being sold by the Company and the Selling Stockholders to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company and the Selling Stockholders shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct.

6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

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(ii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iii) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(iv) Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

(v) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

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(vi) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(vii) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, provided, however, that the foregoing sentence shall not apply to (i) the registration of the Stock and the sales of the Stock to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus. The Company shall cause each executive officer, director and stockholder of the Company set forth on Schedule 3 hereto to furnish to the Representative (if not already delivered to the Representative), prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). Notwithstanding the foregoing sentences in this Section 6(vii), if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waive such extension in writing; and

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(viii) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees:

(a) During the Lock-Up Period, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters; notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the LockUp Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waive such extension in writing.

(b) Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 7(a) during the period from the date of this Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to Section 7(a)) has expired.

(c) That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

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(d) To deliver to the Representative prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

8. Expenses.

(a) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) any required review by the NASD of the terms of sale of the Stock (including related fees and expenses of counsel to the Underwriters) not to exceed $15,000; (v) any fees and expenses of the Custodian; (vi) the listing of the Stock on The NASDAQ Global Market and/or any exchange; (vii) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(vi) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Underwriters); (viii) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and reasonable expenses of Canadian counsel to the Underwriters); (vix) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing and offering and the sale of Stock to prospective investors and the underwriters’ sales forces, including travel, lodging and other expenses incurred by the officers of Company; and (vx) other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, their travel expenses in connection with the marketing and offering and the sale of Stock to prospective investors, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters, and the Selling Stockholders shall pay any transfer taxes payable in connection with its sales of Stock to the Underwriters and reimburse the Company for its pro rata share of the fees and expenses paid by the Company in connection with the offering of the Stock.

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(b) Notwithstanding the foregoing, in addition, in the event that the offering and sale of the Stock is completed, the Underwriters, severally but not jointly and in the same proportions as the respective underwriting obligations of the Underwriters under this Agreement, will pay or reimburse the Company for all reasonable costs and expenses the Company incurs in connection with the offering and sale of the Stock in an aggregate amount not to exceed US$100,000. Within ten (10) business days after the Delivery Date, the Company shall present to the Representative an itemized schedule of such costs and expenses (with such details and supporting documents as the Representative may reasonably request) that the Underwriters are required to pay or reimburse them for pursuant to this Section 8(b). For the avoidance of doubt, (i) the Underwriters will not be responsible for any taxes (including any stamp, issuance or transfer taxes), duties or similar charges or assessments arising as a result of the sale and delivery of the Stock to or for the account of the Underwriters in the manner contemplated under this Agreement in connection with the offering and sale of the Stock; and (ii) in the event that the offering and sale of the Stock is not completed, the Underwriters will not be responsible for any costs or expenses the Company incurs in connection therewith.

9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of O’Melveny & Myers LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement, the Powers of Attorney, the Stock, the Registration Statement, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Skadden, Arps, Slate, Meagher & Flom LLP, shall have furnished to the Representative its written opinion, as United States special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

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(e) Loeb & Loeb LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2.

(f) Stein, Sperling, Bennett, De Jong, Driscoll & Greenfeig, PC shall have furnished to the Representative its written opinion, as special Maryland counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-3.

(g) Horizon Law Firm shall have furnished to the Representative its written opinion, as PRC counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-4.

(h) Conyers Dill & Pearman, counsel for each of the Selling Stockholders shall have furnished to the Representative its written opinion, as British Virgin Islands counsel to each of the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-5.

(i) The Representative shall have received from O’Melveny & Myers LLP, United States special counsel for the Underwriters such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) The Representative shall have received from Fangda Partners, PRC special counsel for the Underwriters such opinion or opinions, dated such Delivery Date, with respect to matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(k) At the time of execution of this Agreement, the Representative shall have received from each of KPMG a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by such accountants’ “comfort letters” to underwriters in connection with registered public offerings.

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(l) With respect to the letter of KPMG referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package (together with the information included on Schedule 4 hereto) as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth;

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(n) At the time of execution of this Agreement and on such Delivery Date, the Company shall have furnished to the Representative certificates, dated such the date hereof and Delivery Date, respectively, of its Chief Executive Officer and its Chief Financial Officer substantially in the form attached hereto as Exhibit C.

(o) Each Selling Stockholder (or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(p) Each Selling Stockholder (or one or more attorneys-in-fact on behalf of such Selling Stockholder) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder stating that such Selling Stockholder has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, as to information relating to such Selling Stockholder or the Stock that such Selling Stockholder proposes to sell, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package (together with the information included on Schedule 4 hereto), as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(q) Comtech Global (or one or more attorneys-in-fact on behalf of Comtech Global) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, Comtech Global stating that it has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package (together with the information included on Schedule 4 hereto), as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

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(r) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt, net current assets, or short-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(s) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(t) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal, state or other authorities, (iii) the United States shall have become engaged in an outbreak of new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(u) The NASDAQ Stock Market, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

(v) The Lock-Up Agreements between the Representative and the officers, directors and stockholders of the Company set forth on Schedule 3, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

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All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10. Indemnification and Contribution.

(a) The Company and Comtech Global, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any “road show,” as defined in Rule 433 of the Rules and Regulations (a “Non-Prospectus Road Show”), or (C) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Comtech Global shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any such amendment or supplement thereto, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f); and provided further that such Underwriter shall first seek indemnity against the Company and to the extent, and only to the extent, that the Company shall be unable to compensate such Underwriter in full for such losses, damages, expenses, liability or claims, shall such Underwriter seek indemnity against Comtech Global; provided further, that the Company shall not be responsible pursuant to this Section 10(a) for losses, damages, expenses, liability or claims for an amount in excess of the proceeds to be received by it (before deducting expenses) from the sale of the Stock hereunder; and provided further, that Comtech Global shall not be responsible either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, damages, expenses, liability or claims for an amount in excess of the proceeds to be received by it (before deducting expenses) from the sale of Stock hereunder, on the condition that Comtech Global will not, directly or indirectly, declare and pay any dividends or other distributions to any of its two shareholders, Jeffrey Kang and Nan Ji out of the proceeds to be received by it (before deducting expenses) from the sale of the Stock hereunder for a period of 18 months after the date hereof, without the prior written consent from the Representative. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

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(b) Each Selling Stockholder (except for Comtech Global, which is covered under Section 10(a) above), severally and not jointly, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, any Non-Prospectus Road Show or any Blue Sky Application, prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(d) (a “Selling Stockholder Prospectus”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus or in any amendment or supplement thereto, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Stockholder Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; provided, however, that each Selling Stockholder (except for Comtech Global, which is covered under Section 10(a) above) shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement or any Non- Prospectus Road Show in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for inclusion therein, which information concerning the applicable Selling Stockholder is limited to the information set forth in the Prospectus under the caption “Selling Stockholders.” The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder, as set forth in Schedule 2 hereof. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

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(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

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(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company or the Selling Stockholders, as the case may be, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in Schedule 2 hereof, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges and agrees that the statements regarding the names and corresponding share amounts set forth in the table of the underwriters under the caption “Underwriting,” the delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

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11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(p), 9(q) and 9(r) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

13. Reimbursement of Underwriters’ Expenses. If the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason, the Company and the Selling Stockholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholders shall pay the full

35

amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company , Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy,

36

in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Hope Ni, Comtech Group, Inc., Room 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057 PRC (Fax: +86-755-2674-3522); and

(c) if to any Selling Stockholders, shall be delivered or sent by mail or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc., and the Company.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations and shall include, without limitation, the entities set forth in Schedule 5 attached hereto.

37

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of Page Intentionally Left Blank]

38

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

COMTECH GROUP, INC.

By:
Name:
Title:

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 TO THIS AGREEMENT

By:
Attorney-in-Fact
Name:
Title:

Signature Page for Underwriting Agreement

Accepted:

LEHMAN BROTHERS INC.

For itself and as Representative

of the several Underwriters named

in Schedule 1 hereto

By:
Authorized Representative

Signature Page for Underwriting Agreement

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock

Lehman Brothers Inc.	2,475,000

Jefferies & Company, Inc.	962,500

Bear, Stearns & Co. Inc.	962,500

Needham & Company, LLC	550,000

C.E. Unterberg, Towbin LLC	550,000

Total	5,500,000

SCHEDULE 2

Name and Address of Selling Stockholder	Number of Shares of Firm Stock	Number of Shares of Option Stock

Comtech Global Investment Ltd.	770,000	115,500
Ren Investment International Ltd.	330,000	49,500
Total	1,100,000	165,000

SCHEDULE 3

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors and Officers:

Jeffrey Kang

Hope Ni

Amy Kong

Q.Y. Ma

Frank Zheng

Stockholders:

Comtech Global Investment Ltd.

Ren Investment International Ltd.

SCHEDULE 4

1. Public offering price: $17.50 per share

2. Number of shares offered: 5,500,000

SCHEDULE 5

Subsidiaries

Name of company	Place of incorporation/ establishment	Attributable equity interest held
Alphalink Global Limited	British Virgin Island (“BVI”)	100%

COGO Engineering Services Limited (previously known as “Huameng Engineering Services Limited”) (“Huameng BVI’)	BVI	100%

Comloca Technology (Shenzhen) Company Limited (“Comloca”)	PRC	100%

Comtech Broadband Corporation Limited (“Comtech Broadband”)	Hong Kong	55%

Comtech (China) Holding Limited (“Comtech China”)	BVI	100%

Comtech Communication Technology (Shenzhen) Company Limited (“Comtech Communication”)	PRC	100%

Comtech Group	Cayman Islands	100%

Comtech (Hong Kong) Holding Limited (“Comtech Holding”)	BVI	100%

Comtech International (Hong Kong) Limited (“Comtech Hong Kong”)	Hong Kong	100%

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

As Representative of the several

  Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Comtech Group, Inc., a Maryland corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby agrees that, effective as of the date of this Lock-Up Letter Agreement, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such period, the “Lock-Up Period”). The foregoing sentence shall not apply to (A) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, and (B) dispositions to any trust for the direct or

1

indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective prior to May 1, 2007, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders named therein and the Underwriters.

[Signature page follows]

2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: April 13, 2007

3

EXHIBIT B-1

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

April [27], 2007

LEHMAN BROTHERS INC.

As Representative of the several

  Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

RE:	Offering of [5,500,000] Shares of Common Stock of Comtech Group, Inc.

Ladies and Gentlemen:

We have acted as special United States counsel to Comtech Group, Inc., a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated April [23], 2007 (the “Underwriting Agreement”), between you, as representative of the several Underwriters named in Schedule 1 thereto (the “Underwriters”), the Company, and the selling stockholders named in Schedule 2 to the Underwriting Agreement (the “Selling Stockholders”), relating to the sale (a) by the Company to the Underwriters of [4,400,000] shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), (b) by the Selling Stockholders to the Underwriters of an aggregate of [1,100,000] shares of Common Stock (the “Secondary Shares”) and (c) up to an additional [825,000] shares of Common Stock (the “Option Shares”) at the Underwriters’ option, by the Company and the Selling Stockholders, to cover over-allotments. The Firm Shares, the Secondary Shares and the Option Shares are collectively referred to herein as the “Securities”.

Lehman Brothers Inc.

April [27], 2007

This opinion is being furnished pursuant to Section 9(d) of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-3 (File No. 333-141723) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 12, 2007 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated April 12, 2007 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated April [    ], 2007 (the “Prospectus Supplement”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d) the documents identified on Schedule A hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date hereof (collectively, the “Incorporated Documents”);

(e) an executed copy of the Underwriting Agreement; and

(f) an Officer’s Certificate of the Company (the “Officer’s Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representative of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Lehman Brothers Inc.

April [27], 2007

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Maryland) in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement, other than the laws of the United States of America and the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representative of the Company and others and of public officials, including the facts set forth in the Company’s Certificate.

As used herein, (i) “Applicable Laws” means those laws, rules and regulations of the State of New York and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than United States state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; and (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

Lehman Brothers Inc.

April [27], 2007

(a) The validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) We do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Underwriting Agreement or any transactions contemplated thereby;

(c) We do not express any opinion as to the effect on the opinions expressed herein of (i) compliance or noncompliance of any party to the Underwriting Agreement (other than with respect to the Company to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein).

(d) We do not express any opinion as to any laws other than Applicable Laws and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, including without limitation the laws of Maryland and the People’s Republic of China, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

2. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

Lehman Brothers Inc.

April [27], 2007

3. The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any Applicable Law.

This opinion is furnished only to you as representative of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Schedule A

Incorporated Documents

Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 16, 2007.

[To be updated prior to delivering opinion]

April     , 2007

LEHMAN BROTHERS INC.

As Representative of the several

  Underwriters named in Schedule 1,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Offering of [ ] Shares of Common Stock of Comtech Group, Inc.

Ladies and Gentlemen:

We have acted as special United States counsel to Comtech Group, Inc., a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated April [    ], 2007 (the “Underwriting Agreement”), between you, as representative of the several Underwriters named in Schedule 1 thereto (the “Underwriters”), the Company, and the selling stockholders named in Schedule 2 to the Underwriting Agreement (the “Selling Stockholders”), relating to the sale (a) by the Company to the Underwriters of [    ] shares (the “Firm Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), (b) by the Selling Stockholders to the Underwriters of an aggregate of [    ] shares of Common Stock (the “Secondary Shares”) and (c) up to an additional [    ] shares of Common Stock (the “Option Shares”) by the Company and the Selling Stockholders on the terms set forth in Section 3 of the Underwriting Agreement, at the Underwriters’ option to cover over-allotments. The Firm Shares, the Secondary Shares and the Option Shares are collectively referred to herein as the “Securities”.

This opinion is being furnished pursuant to Section [    ] of the Underwriting Agreement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the registration statement on Form S-3 (File No. 333-141723) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April [    ], 2007 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated April [    ], 2007, which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated April [    ], 2007 (the “Prospectus Supplement”), relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d) the Underwriting Agreement;

(e) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information, and analyses set forth in such documents, certificates, and records. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

In addition, we have relied on statements and representations of the officers and other representative of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth in the Prospectus Supplement under the caption “Certain United States Federal Income Tax Consequences to Non-U.S. Holders” does not purport to summarize all possible United States federal income tax consequences of an investment in the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences that are anticipated to be material to Non-U.S. Holders who purchase the Securities pursuant to the Registration Statement, the most recent Preliminary Prospectus and the Prospectus Supplement.

Except as set forth above, we express no other opinion. This opinion is furnished to you solely for your benefit in connection with the sale of the Securities pursuant to the Prospectus Supplement and is not to be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

Very truly yours,

EXHIBIT B-2

FORM OF OPINION OF LOEB & LOEB LLP

April     , 2007

To:	Lehman Brothers Inc.

As Representative of several Underwriters

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We are U.S. corporate legal counsel to Comtech Group, Inc., a Maryland corporation (the “Company”). We understand the Company has entered into an Underwriting Agreement, dated as of April [23], 2007 (the “Agreement”) with Lehman Brothers Inc., as representative of several underwriters (the “Underwriters”) relating to the issuance and sale by the Company and the sale by the Selling Stockholders of [5,500,000] shares of common stock, $.01 par value (the “Shares”) pursuant to a registration statement filed on Form S-3 dated March 30, 2007, as amended, the Preliminary Prospectus, dated April 13, 2007 and the Final Prospectus, dated April [24], 2007 (the Preliminary Prospectus and the Final Prospectus, collectively the “Prospectus”). This opinion is furnished to you pursuant to Section 9(e) of the Agreement. All terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

As counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In addition, we have relied upon the representations and warranties of the Company, Selling Stockholders, and other parties contained in the Agreement and assume as true all matters set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus purporting to be factual. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that the Company is duly incorporated and validly existing, and in good standing under the laws of the State of Maryland and that the company has the requisite legal and corporate power and authority to own, lease, and operate its properties and assets, and carry on its business, as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

As used in this opinion, the expression “to our knowledge” refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company, and without any independent investigation of any underlying facts or situations.

Based upon and subject to the foregoing, and except as set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, we are of the opinion that:

(i) The Company is qualified to do business as a foreign corporation and is in good standing as such in each jurisdiction where, the ownership or leasing of its properties or the conduct of its business requires such qualification.

(ii) The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations under the Agreement, and the issuance and sale of the Shares pursuant to the Agreement, the consummation by the Company of the transactions contemplated thereby, do not and will not violate [any provisions of the Company’s Articles of Incorporation or Bylaws, or ]any provision of any applicable federal law, rule or regulation; to our knowledge, the execution and delivery by the Company of the Agreement, the performance by the Company of its obligations under the Agreement, and the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby, do not violate, conflict with or constitute a default under, any agreement to which the Company is a party or by which it is bound that has been filed by the Company with the United States Securities and Exchange Commission.

(iii) To our knowledge and except as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, there are no actions, suits, claims, proceedings or investigations pending against the Company or its properties, or against any director or executive officers of the Company before any court or governmental agency nor, except as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, to our knowledge, has the Company or any director or executive officer of the Company received any threat thereof.

(iv) To our knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its charter or bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of its respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

(v) To our knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed.

(vi) To our knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

We express no opinion as to (i) matters relating to any state securities laws or blue sky laws; or (ii) matters relating to the laws of the State of Maryland, the People’s Republic of China or Italy.

In addition, we have assumed that to the extent that any party to the Agreement exercises its rights or enforces any remedies thereunder, it will do so in good faith and in a commercially reasonable manner and abide by any implied covenant of good faith and fair dealing which may be imposed by law.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations (the “Law”) which, in our experience, a lawyer who is a member of the bar of the State of New York exercising customary professional diligence would reasonably recognize as being applicable to the type of transactions contemplated by the Agreement.

While certain members of this firm are admitted to practice in certain jurisdictions other than New York, in rendering the foregoing opinions we have not examined the Law of any jurisdictions other than the United States. We have not consulted with members of this firm who are admitted in any jurisdiction other than New York with respect to the Law of any jurisdictions other than the United States and New York. The opinions we express herein are limited to matters involving the Laws of the United States and the Laws of the State of New York.

We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no inference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm’s representation of the Company. Except to the extent otherwise set forth above, for purposes of this opinion, we have not made an independent review of any contract or agreement that may have been executed by or that may now be binding upon the Company or that may bind its properties, nor have we undertaken to review any files of the Company or any of the files of Loeb & Loeb LLP relating to transactions to which the Company may be a party.

This opinion is furnished to the Underwriters solely for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

Sincerely,

Loeb & Loeb LLP

EXHIBIT B-3

FORM OF OPINION OF

STEIN, SPERLING, BENNETT, DE JONG, DRISCOLL & GREENFEIG, PC

April , 2007

To:	Lehman Brothers Inc.

As Representative of several Underwriters

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as special counsel to Comtech Group, Inc., a Maryland corporation (the “Company”). We understand the Company has entered into an Underwriting Agreement, dated as of April 23, 2007 (the “Agreement”) with Lehman Brothers Inc., as representative of several underwriters (the “Underwriters”) relating to the issuance and sale by the Company and the sale by the Selling Stockholders of 5,500,000 shares of common stock, $.01 par value (the “Shares”) pursuant to a registration statement filed on Form S-3 dated March 30, 2007 as amended, the Preliminary Prospectus, dated April 13, 2007 and the Final Prospectus, dated April 24, 2007 (the Preliminary Prospectus and the Final Prospectus, collectively the “Prospectus”). This opinion is furnished to you pursuant to Section 9(f) of the Agreement. All terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

As counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In addition, we have relied upon the representations and warranties of the Company, Selling Stockholders, and other parties contained in the Agreement and assume as true all matters set forth in the Registration Statement and Prospectus purporting to be factual. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expression “to our knowledge” refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company, and without any independent investigation of any underlying facts or situations.

Based upon and subject to the foregoing, and except as set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, we are of the opinion that:

(i) The Company is a corporation duly incorporated and validly existing, and in good standing under the laws of the State of Maryland. The Company has requisite legal and corporate power and authority to own, lease, and operate its properties and assets, and to carry on its business, as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(ii) The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell, issue and deliver the Shares under the Agreement and to carry out and perform its obligations under the terms of the Agreement; all corporate actions on the part of the Company and its directors, and stockholders, if necessary, for the authorization, execution and delivery of the Agreement, the authorization, offer, sale, issuance and delivery of the Shares and the performance of the Company’s obligations under the Agreement have been taken; and no further approval or authority of the stockholders or Board of Directors of the Company is required for the issuance of the Shares in accordance with the Agreement.

(iii) As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock; the Company had issued and outstanding 33,172,478 shares as of April 5, 2007, as set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; all of the issued and outstanding shares of capital stock of the company have been duly authorized, are free of statutory pre-emptive rights and statutory restrictions, and, to our knowledge, are validly issued, fully paid and non-assessable; the issuance, sale, and delivery of the Shares in accordance with the Agreement (including the Shares to be sold by the Selling Stockholders) have been duly authorized by all necessary corporate action on the part of the Company and, when delivered against payment in full by the Underwriters as provided in the Agreement, will be validly issued, fully paid and nonassessable, and free and clear of statutory preemptive rights and statutory restrictions. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holder.

(iv) The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations under the Agreement, and the issuance and sale of the Shares and consummation by the Company of the transactions contemplated thereby, do not and will not violate any provision of the Company’s Articles of Incorporation or Bylaws, or the laws of the State of Maryland.

(v) The form of the certificate representing the Shares complies in all material respects with the applicable statutory requirements of the laws of the State of Maryland and the requirements of the Company’s Articles of Incorporation and Bylaws.

(vi) The capital stock of the Company, including the Shares, conforms to the description in the information in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the heading “Description of Share Capital” in all material respects, and the information contained under the heading “Description of Share Capital”, insofar as such statements constitute a summary of documents or matter of law (Maryland Takeover Statute) is accurate in all material respects.

The opinion expressed in the first sentence of paragraph (i) and first clause of paragraph (iv) are based on the Articles of Incorporation of the Company, as amended, as filed with the Secretary of State of Maryland and a Certificate of Good Standing of the Company issued by the State Department of Taxation for the State of Maryland.

We express no opinion as to (i) matters relating to federal securities laws, (ii) matters relating to any state securities laws or blue sky laws; or (iii) matters relating to the laws of the People’s Republic of China, British Virgin Islands or Italy.

In addition, we have assumed that to the extent that any party to the Agreement exercises its rights or enforces any remedies thereunder, it will do so in good faith and in a commercially reasonable manner and abide by any implied covenant of good faith and fair dealing which may be imposed by law.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations (the “Law”) which, in our experience, a lawyer who is a member of the bar of the State of Maryland exercising customary professional diligence would reasonably recognize as being applicable to the type of transactions contemplated by the Agreement.

While certain members of this firm are admitted to practice in certain jurisdictions other than Maryland, in rendering the foregoing opinions we have not examined the Law of any jurisdictions other than Maryland. We have not consulted with members of this firm who are admitted in any jurisdiction other than Maryland with respect to the Law of any jurisdictions other than the United States and Maryland. The opinions we express herein are limited to matters involving the Laws of the United States and the Laws of the State of Maryland.

We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no inference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm’s representation of the Company. Except to the extent otherwise set forth above, for purposes of this opinion, we have not made an independent review of any contract or agreement that may have been executed by or that may now be binding upon the Company or that may bind its properties, nor have we undertaken to review any files of the Company relating to transactions to which the Company may be a party.

This opinion is furnished to the Underwriters solely for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

Sincerely,

Stein, Sperling, Bennett, De Jong, Driscoll &

Greenfeig, P.C.

EXHIBIT B-4

FORM OF OPINION OF HORIZON LAW FIRM

LEHMAN BROTHERS INC.

As Representative of the several

  Underwriters named in Schedule 1

  attached to the Underwriting Agreement,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

                    , 2007

Re: Legal Opinion

Ladies and Gentlemen,

We are qualified lawyers of the People’s Republic of China (“PRC”) and are qualified to issue an opinion on PRC Law (this “Opinion”). For the purpose of this Opinion, PRC does not include the Hong Kong and Macau Special Administrative Regions and Taiwan.

We are acting as PRC counsel to Comtech Group, Inc., a company organized under the laws of the State of Maryland, U.S.A. (the “Company”), in connection with the offering of the common stock of the Company, under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Securities Act of 1933, as amended, on the date of this Opinion (the “Transaction”).

As used herein, (A) “PRC Law” means all applicable laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, public policies and other legislation of the PRC, including tax laws and regulations, in effect on the date of this Opinion; (B) “PRC Authorities” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC; (C) “Approvals” means all approvals, consents, waivers, sanctions, certificates, authorizations, filings, disclosures, registrations, exemptions, permissions, endorsements, annual inspections, clearances, qualifications, permits and licenses required by any PRC Authorities pursuant to any PRC Law;

(D) “Underwriting Agreement” means the Underwriting Agreement by and among Lehman Brothers Inc., the Company and certain Selling Shareholders named therein dated                     , 2007; and (E) “Prospectus”, the “most recent Preliminary Prospectus”, “Registration Statement” and “Preliminary Disclosure Package” have the meanings as set forth in the Underwriting Agreement. Unless otherwise defined in this Opinion, capitalized terms used herein shall have the same meanings as defined in the Underwriting Agreement.

For the purpose of giving this Opinion, we have assumed without further inquiry:

(a)	the genuineness of all the signatures, seals and chops and the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals;

(b)	the documents as presented to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented;

(c)	the truthfulness, accuracy and completeness of all factual statements in the documents;

(d)	that the parties to the documents have the requisite power and authority to enter into the documents and to perform their obligations thereunder, and have duly authorized, executed and delivered the relevant documents; and

(e)	that, in response to our due diligence inquiries, requests and investigation for the purpose of this Opinion, all the relevant information and materials have been provided to us by the Company to the extent true, accurate, complete and not misleading, and that the Company have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part. For the purpose of this Opinion, we have also examined all applicable PRC Law promulgated and publicly available as of the date of this Opinion and which we have deemed necessary to provide this Opinion.

Based on the foregoing and subject to the assumptions above and qualifications below, we are of the Opinion that:

1. Each of Comtech Communication Technology (Shenzhen) Company Limited (“Comtech Communication”), Comtech Software Technology (Shenzhen) Company Limited (“Comtech Software”), Comloca Technology (Shenzhen) Company Limited (“Comloca”), Shenzhen Huameng Software Company Limited (“Huameng PRC”) and Viewtran Technology (Shenzhen) Co., Limited (“Viewtran PRC,” and together with Comtech Communication, Comtech Software, Comloca and Huameng PRC, the “WFOE Subsidiaries”) has been duly organized and is validly existing as a wholly-foreign owned enterprise with legal person status and limited liability under PRC Law and its business license is in full force and effect. Each of the WFOE Subsidiaries has been duly qualified as a foreign invested enterprise; all of the registered capital of each of the WFOE Subsidiaries has been fully paid and is non-assessable, and are owned by the Company, free and clear of any liens, security interest, other encumbrances or adverse claims according to registration at State Administration of Industry and Commerce (“SAIC”) agencies; the articles of association, business license and other constitutional documents of each of the WFOE Subsidiaries comply with the requirements of PRC Law and are in full force and effect; each of the WFOE Subsidiaries has full power and authority (corporate and other) and all Approvals containing no burdensome restrictions or conditions not described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of or with any PRC Authority having jurisdiction over each of the WFOE Subsidiaries and each of the WFOE Subsidiaries has the legal right and authority to conduct its business and has the legal right and authority to own, use, lease and operate its assets as presently conducted and as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; To the best of our knowledge after due inquiries, we have no reason to believe that any PRC Authority is considering modifying, suspending or revoking any such Approvals. To the best of our knowledge after due inquiries, we are not aware of any steps having been or being taken or order or resolution having been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, any of the WFOE Subsidiaries;

2. Each of Shenzhen Comtech International Limited (“Shenzhen Comtech”) and Shanghai E&T System Company Limited (“Shanghai E&T”) has been duly organized and is validly existing as a limited liability company with legal person status under PRC Law and its business license is in full force and effect; 99% and 1% of the equity interest of Shenzhen Comtech are directly owned by Honghui Li and Huimo Chen, respectively, for the benefit of Comtech China (as defined in the Registration Statement) through contractual agreements dated                     , free and clear of any liens, security interest, other encumbrances or adverse claims according to registration at the SAIC agency; 95% and 5% of the equity interest of Shanghai E&T are directly owned by Shenzhen Comtech and Honghui Li, respectively, for the benefit of Comtech China (as defined in the Registration Statement) through contractual agreements dated                     , free and clear of any liens, security interest, other encumbrances or adverse claims according to registration at the SAIC agency; the articles of association, business license and other constitutional documents of each of Shenzhen Comtech and Shanghai E&T comply with the requirements of PRC Law and are in full force and effect; each of Shenzhen Comtech and Shanghai E&T has full power and authority (corporate and other) and all Approvals containing no burdensome restrictions or conditions not described in the most recent Preliminary Prospectus of or with any PRC Authority having jurisdiction over each of Shenzhen Comtech and Shanghai E&T and each of Shenzhen Comtech and Shanghai E&T has the legal right and authority to conduct its business and has the legal right and authority to own, use, lease and operate its assets as presently conducted and as disclosed in the most recent Preliminary Prospectus; to the best of our knowledge after due inquiries, we have no reason to believe that any PRC Authority is considering modifying, suspending or revoking any such Approvals. To the best of our knowledge after due inquiries, we are not aware of any steps having been or being taken or order or resolution having been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, Shenzhen Comtech or Shanghai E&T;

3. Other than the contractual arrangements referred to in the previous paragraph, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the WFOE Subsidiaries, Shenzhen Comtech and Shanghai E&T (collectively, the “PRC Subsidiaries”);

4. Each of the PRC Subsidiaries has legal and valid title to all of its respective properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions; each lease agreement to which any of the PRC Subsidiaries is a party is duly executed and legally binding; the leasehold interests of such PRC Subsidiaries are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their terms under PRC Law; and, to the best of our knowledge after due inquiry, none of the Company and the PRC Subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the most recent Preliminary Prospectus;

5. Each of Honghui Li and Huimo Chen, as the case may be, has duly executed and delivered legal documents with Comtech China in respect of his or her respective rights and profit in Shenzhen Comtech as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; each of the legal documents under which Ji Nan and Jeffrey Kang transferred their respective equity interest in Shenzhen Comtech to Honghui Li and Huimo Chen, respectively, and the due execution and delivery by each of Ji Nan, Jeffrey Kang, Honghui Li and Huimo Chen and the due performance by each of Ji Nan, Jeffery Kang, Honghui Li and Huimo Chen of his or her obligations under each of such legal documents to which he or she is a party and the due consummation by each of Ji Nan, Jeffery Kang, Honghui Li and Huimo Chen of the transactions contemplated therein and the ownership structure of Shenzhen Comtech do not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to us after due inquiries and to which Shenzhen Comtech is a party or by which Shenzhen Comtech is bound or to which any of the properties or assets of Shenzhen Comtech is bound or to which any of the properties or assets of Shenzhen Comtech is subject; (B) contravene the provisions of the articles of association, business license or other constituent documents of Shenzhen Comtech; or (C) except as disclosed in the most recent Preliminary Prospectus, conflict with or result in any violation of any PRC Law.

6. Each of Shenzhen Comtech and Honghui Li, as the case may be, has duly executed and delivered legal documents with Comtech China in respect of its or his respective rights and profit in Shanghai E&T as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; the due execution and delivery by each of Shenzhen Comtech and Honghui Li and the due performance by each of Shenzhen Comtech and Honghui Li of its or his obligations under each of such legal documents to which it or he is a party and the due consummation by each of Shenzhen Comtech and Honghui Li of the transactions contemplated therein and the ownership structure of Shanghai E&T do not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to us after due inquiries and to which Shanghai E&T is a party or by which Shanghai E&T is bound or to which any of the properties or assets of Shanghai E&T is bound or to which any of the properties or assets of Shanghai E&T is subject; (B) contravene the provisions of the articles of association, business license or other constituent documents of Shanghai E&T; or (C) except as disclosed in the most recent Preliminary Prospectus, conflict with or result in any violation of any PRC Law;

7. Except as disclosed in the most recent Preliminary Prospectus, all dividends and other distributions declared and payable upon the equity interests in the WFOE Subsidiaries may under the current PRC Law be paid to the Company that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions are not and, will not be subject to withholding, deduction or other taxes under PRC Law as long as relevant corporate income tax of such WFOE Subsidiary has been duly paid and allocation to certain funds has been duly made, and without the necessity of obtaining any other Approvals in the PRC;

8. Except as disclosed in the most recent Preliminary Prospectus, to the best of our knowledge after due inquiries, none of the PRC Subsidiaries is (A) in violation of any PRC Law, (B) in breach of or in default under any Approval granted by any PRC Authority, (C) in violation of its respective constituent documents, business licenses or permits or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us after due inquiries and to which it is a party or by which it or any of its properties may be bound, except for such breach, violation or default under clause (A) which would not have a Material Adverse Effect on the operations, properties or business of the Company and the PRC Subsidiaries;

9. Each of the PRC Subsidiaries possesses all valid licenses in full force and effect or otherwise has the legal right to use all material licenses, inventions, patents, patent applications, copyrights, know-how, trademarks, service marks and trade names, if any, currently employed by them or as currently contemplated to be employed by such PRC Subsidiary (the “Intellectual Property”), in each case, as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, and, to the best of our knowledge after due inquiries, none of the PRC Subsidiaries has received any notice of infringement, misappropriation, violation of or conflict with asserted rights of others with respect to any of the Intellectual Property; nor is any of the Intellectual Property subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property in the PRC that would impair the validity or enforceability of such Intellectual Property;

10. No security interests or other liens have been created with respect to any of the Intellectual Property;

11. The statements in the Registration Statement, the most recent Preliminary Prospectus and Prospectus to the extent such statements relate to PRC Law are accurate in all material respects and fairly present the information disclosed therein and nothing has been omitted from such statements which would make the same misleading in any material respect to the extent such statements relates to PRC Law;

12. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC Authorities or to any political subdivision or taxing authority thereof or therein in connection with (a) the issuance, sale and delivery by the Company or the sale and delivery by the Selling Shareholders of the Shares to or for the respective accounts of the Underwriters or (b) the sale and delivery outside the PRC by the Underwriters of the Shares to be initial purchasers thereof in the manner contemplated in the Underwriting Agreement;

13. To the best of our knowledge after due inquiries and except as disclosed in the most recent Preliminary Prospectus, there are no legal, administration, arbitration or governmental, including tax proceedings pending to any of the Company and the PRC Subsidiaries or to which any of the property of any of the Company and the PRC Subsidiaries is the subject which, if determined adversely to any of the Company and the PRC Subsidiaries, would individually or in aggregate have a material adverse effect on the Company and the PRC Subsidiaries; and, to the best of our knowledge after due inquiry, no such proceedings are threatened or contemplated by any PRC Authority or any other person; to the best of our knowledge after due inquiry, none of the directors and executive officers of the Company and the PRC Subsidiaries are currently subject to any litigation proceedings, bankruptcy proceedings or any investigation, hearing or proceeding brought or instituted by any PRC Authority and nor are there any such proceedings pending or threatening to happen;

14. Except as described in the most recent Preliminary Prospectus, all Approvals required under PRC Law in connection with the establishment of the overseas affiliated companies of the PRC Subsidiaries, including without limitation the Company, and the overseas subsidiaries listed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, have been obtained, none of such Approvals has been withdrawn or revoked nor are there circumstances which may give rise to such Approvals being withdrawn or revoked, and no such Approvals are subject to any condition precedent which has not been fulfilled or performed;

15. The indemnity and contribution provisions set forth in Section 10 of the Underwriting Agreement do not contravene PRC Law;

16. The issue and sale of the Shares being delivered at such Delivery Date, the listing and trading of the Shares on the Nasdaq Global Market, the consummation of the transactions contemplated by the Underwriting Agreement and the compliance by the Company with all of the provisions of the Underwriting Agreement, the compliance by the Selling Shareholder with all of the provisions of the Underwriting Agreement, the Custody Agreement and the Powers of Attorney, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which any of the PRC Subsidiaries is a party or by which any of the PRC Subsidiaries is bound or to which any of the property or assets of any of the PRC Subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of association, business license or any other constitutional documents of any of the PRC Subsidiaries or any PRC Law, including without limitation the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) issued on August 8, 2006 by six PRC regulatory agencies and the notice published by the China Securities Regulatory Commission (the “CSRC”) on its official website on September 21, 2006, which specifies the documents and materials that are required to be submitted for obtaining CSRC approval, (together with the M&A Rules, collectively, the “Rules”), having jurisdiction over any of the PRC Subsidiaries or any of their respective properties and assets;

17. No Approval of, from or with any PRC Authority is required for the issue and sale of the Shares and the listing and trading of the Shares on the Nasdaq Global Market. The Rules provide that offshore special purpose vehicles formed for listing purposes and controlled directly or indirectly by PRC companies or individuals (“SPVs”) shall obtain the approval of the CSRC and the Ministry of Commerce (“MOC”) prior to the listing and trading of their securities on an overseas stock exchange. While the CSRC and MOC generally have jurisdiction over overseas listings of SPVs like the Company, neither CSRC nor MOC will require any of the Company and any of the PRC Subsidiaries to obtain their approval for the issue and sale of the Shares and the listing and trading of the Shares on the Nasdaq Global Market. The Company is not required to obtain the approval of the CSRC pursuant to the Rules in connection with the listing and trading of the Company’s securities on the Nasdaq Global Market, even if the listing and trading of the Company’s securities on the Nasdaq Global Market commences after September 8, 2006;

18. No Approval of or with any PRC Authority is required for the consummation of the transactions contemplated by the Underwriting Agreement, the Custody Agreement and the Powers of Attorney;

19. The application of the net proceeds to be received by the Company from the issue and sale of the Shares as contemplated by the Prospectus will not contravene any provision of applicable PRC Law, or the articles of association, the business license or other constitutional documents of any of the PRC Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any of the PRC Subsidiaries, or any judgment, order or decree of any PRC Authority;

20. The acquisitions of certain PRC Subsidiaries as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (the “Acquisitions”) do not contravene or conflict with (i) the respective constitutional and other organizational documents of any of the PRC Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the PRC Subsidiaries is a party or by which they or any of their properties and assets may be bound or affected, or (iii) any PRC Law or any other applicable laws, rules or regulations of any governmental agency having jurisdiction over the Company or the PRC Subsidiaries or any of their properties and assets (including, without limitation, MOC, SAFE, the State-owned Assets Supervision and Administration Commission of the PRC State Council and the SAIC);

21. All Approvals, including without limitation the Approvals required under PRC Law in connection with each of the Acquisitions, have been made or unconditionally obtained in writing and are in full force and effect, and no such Approval has been withdrawn or revoked nor are there any circumstances which may give rise to any of such Approvals being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed;

22. The entry into, delivery, and performance or enforcement of the Underwriting Agreement, the Custody Agreement or the Powers of Attorney in accordance with their respective terms will not subject any of the Underwriters to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Law by reason of entry into, delivery, performance or enforcement of the Underwriting Agreement, the Custody Agreement or the Powers of Attorney.

We have acted as PRC counsel to the Company in connection with the preparation of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus. Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus except to the extent set forth in this Opinion given in paragraphs (1) through (22) above, based on the foregoing, nothing has come to our attention that causes us to believe that:

(a)	the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(b)	the Prospectus, as of its date and as of such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c)	the most recent Preliminary Prospectus, together with [the information included on Schedule [ ] hereto and] the Issuer Free Writing Prospectuses set forth on a schedule to such opinion acceptable to counsel to the Underwriters, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

This Opinion is subject to the following qualifications:

(a)	This Opinion is subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, (B) possible judicial or administrative actions or any PRC Law affecting creditors’ rights, (C) certain equitable, legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, interests of the State, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation, and (D) the discretion of any competent PRC authorities.

(b)	Unless otherwise stated in this Opinion, no independent search, investigation or other verification action has been conducted by us with government authorities for the purpose of issuing this Opinion. This Opinion is limited to the Opinions given in paragraphs (1) through (22) above. Unless otherwise stated in this Opinion, no review of the contracts of the Company or others has been conducted by us outside the context of rendering such Opinions, and no constructive knowledge about the businesses or other activities of Company or others should be established from our engagement for the purposes of this Opinion.

(c)

Under relevant PRC Laws, foreign investment is restricted in certain businesses, including without limitation those relating to trade businesses. The interpretation of these regulations, and their application to and effect on the legal validity, binding effect and enforceability of contracts, and transactions such as those contemplated thereby, are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

(d)	This Opinion is subject to the disclosures made in the most recent Preliminary Prospectus.

This Opinion is solely for the benefit of the persons to whom they are addressed. It may not be relied upon by anyone else or used for any other purpose, in each instance, without our prior written consent. In addition, without our prior written consent, this Opinion shall not be disclosed to any third parties who are not directly involved in the contemplated transaction.

Yours sincerely,

EXHIBIT B-5

FORM OF OPINION OF CONYERS DILL & PEARMAN

Dear Sirs,

Comtech Global Investment Ltd.

Ren Investment International Ltd.

the (“Selling Stockholders”)

We have acted as special legal counsel in the British Virgin Islands to the Selling Stockholders in connection with an offering in the United States of shares of par value US$0.01 each (the “Shares”) in the capital of Comtech Group, Inc. as described in the Registration Statement (as defined below).

For the purposes of giving this opinion, we have examined copies of the following documents:

(i)	the registration statement (the “Registration Statement”) of Comtech Group, Inc. on Form S-3 filed with the Securities and Exchange Commission in the United States on [•], 2007, the most recent Preliminary Prospectus and the Prospectus;

(ii)	an executed copy of the underwriting agreement (the “Underwriting Agreement”) dated [•], 2007 made between Lehman Brothers, Inc. as representative of the Underwriters (the “Representative”), Comtech Group, Inc. and the Selling Stockholders;

(iii)	an executed copy of an irrevocable power of attorney dated [•], 2007 of each of the Selling Stockholders in favour of American Stock Transfer & Trust Company, Mr. Jeffrey Kang, Ms. Hope Ni and Mr. Yi Kang; and

(iv)	an executed copy of a custody agreement dated [•], 2007 between each of the Selling Stockholders and American Stock Transfer & Trust Company.

The documents listed in (ii) to (iv) above are collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). Unless otherwise defined, capitalized terms used herein shall have the same meanings as defined in the Underwriting Agreement.

We have also reviewed the memorandum of association and the articles of association of each of the Selling Stocholder, written resolutions of all the directors of each of the Selling Stockholders dated [•], 2007 (collectively, the “Resolutions”), results of searches conducted against each of the Selling Stockholders at the Registrar of Corporate Affairs and the Supreme Court Registry in the British Virgin Islands on [•], 2007, a certificate of good standing in respect of each of the Selling Stockholders issued by the Registrar of Corporate Affairs on [•], 2007 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Documents, other than the Selling Stockholders, to enter into and perform its respective obligations under the Documents; (d) the due execution and delivery of the Documents by each of the parties thereto, other than the Selling Stockholders, and the physical delivery thereof by each of the Stockholders with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (f) that the resolutions contained in each set of Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolution, remain in full force and effect and have not been rescinded or amended; (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of State of New York (the “Foreign Laws”) of the Documents and the Registration Statement which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (i) the validity and binding effect under the Foreign Laws of the submission by the Selling Stockholders pursuant to the Underwriting Agreement to the non-exclusive jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York (the “Foreign Courts”).

The obligations of the Selling Stockholders under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and (e) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of any of the Selling Stockholders.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	Each of the Selling Stockholders is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	Each of the Selling Stockholders has the necessary corporate power and authority to enter into and perform its obligations under the Documents and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in the Underwriting Agreement.

3.	The execution and delivery of the Documents by each Selling Stockholder and the performance by each Selling Stockholder of its obligations thereunder will not violate the memorandum of association or articles of association of such Selling Stockholder nor any applicable law, regulation, order or decree in the British Virgin Islands.

4.	Each of the Selling Stockholders has taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly authorised and executed by or on behalf of each of the Selling Stockholders, and constitute the valid and binding obligations of each of the Selling Stockholders in accordance with the terms thereof.

5.	No order, consent, approval, licence, authorisation, filing or validation of or exemption by any government or public body or authority of the British Virgin Islands or any subdivision thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents in connection with the sale of the Shares by the Selling Stockholders.

6.

Except as set out in this paragraph, it is not necessary or desirable to ensure the enforceability in the British Virgin Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the British Virgin Islands. Each of the Selling Stockholders is required to keep a register of all charges created on or after the date that it re-registered as a BVI business company under the BVI Business Companies Act 2004 (“relevant charges”). To the extent that any of the Documents creates a relevant charge over assets of any of the Selling Stockholders, particulars of the charge must be entered in the register and a copy of the register shall be kept at the registered office of such Selling Stockholder or at the office of its registered agent. Where the Documents create a relevant charge, it may be desirable to ensure the priority in the British Virgin Islands of the charge that the particulars of the charge be registered at the office of the Registrar of Corporate Affairs pursuant to Section 163(1) of the BVI Business Companies Act, 2004. On registration, to the extent that British Virgin Islands law governs the priority of a charge, such charge will have priority in the British Virgin Islands over a relevant charge on the property that is subsequently registered in accordance with section 163 and a relevant charge on the property that is not registered in accordance with that section, provided that a registered floating charge is postponed to a subsequently registered fixed charge unless the floating charge contains a prohibition or restriction on the power of the company to create any future charge ranking in priority to or equally with the charge. A registration fee of [$100.00] will be payable in respect of the registration.

It should be noted that charges created before the date that each of the Selling Stockholders re-registered as a BVI business company under the BVI Business Companies Act 2004 (“Preexisting Charges”) will continue to rank in the order in which they would have ranked had the relevant section of the BVI Business Companies Act 2004 not come into force and thus may have priority over any of the Documents which creates a relevant charge.

Under BVI law, “charge” means any form of security interest, whether fixed or floating, over property, wherever situated, other than an interest arising by operation of law.

However, as the Documents are governed by the Foreign Laws, the question of whether they would constitute a charge would be determined under the Foreign Laws.

7.	The Documents will not be subject to ad valorem stamp duty in the British Virgin Islands and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in the British Virgin Islands in connection with the execution, delivery, filing, registration or performance of the Documents and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in the Underwriting Agreement.

8.	There is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Selling Stockholders pursuant to the Documents.

9.	The Representative will not be deemed to be resident, domiciled or carrying on business in the British Virgin Islands by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Representative.

10.	The Representative have standing to bring an action or proceedings before the appropriate courts in the British Virgin Islands for the enforcement of the Underwriting Agreement to which it is a party. It is not necessary or advisable in order for the Representative to enforce their rights under the Underwriting Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands.

11.	Each of the Selling Stockholders is not entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

12.	Based solely on a search of the public records in respect of the Selling Stockholders maintained at the offices of the Registrar of Corporate Affairs at [time] [am/pm] on [date] (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Index of Civil Suits maintained at the Supreme Court Registry, Road Town, Tortola British Virgin Islands conducted at [time] [am/pm] on [date] (which would not reveal details of proceedings which have been filed but not actually entered in the Index of Civil Suits at the time of our search), there are no judgments against the Selling Stockholders, nor any legal or governmental proceedings pending in the British Virgin Islands to which the Selling Stockholders are subject. Further, based solely on the search of the public records in respect of the Selling Stockholders maintained at the offices of the Registrar of Corporate Affairs mentioned above, no details have been lodged of any steps taken in the British Virgin Islands for the appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Selling Stockholders (however, it should be noted that (i) failure to file notice of appointment of a receiver does not invalidate the receivership but only gives rise to penalties on the part of the receiver and (ii) in the case of the appointment of a liquidator, notice of the appointment of a liquidator may be filed up to 14 days after the actual appointment).

13.	Based solely on a review of the register of members of Comtech Global Investment Ltd, 1,000,000 shares are in issue and registered in the names of Kang Jingwei (290,000 shares) and Ji Nan (710,000 shares).

14.	Based solely on a review of the register of members of Ren Investment International Ltd 945,116 shares are in issue and are registered in the names set out in the copy of the register of members exhibited to this opinion.

15.

The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands. The submission in the Underwriting Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Selling Stockholders.

16.	The courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Selling Stockholders based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (f) the due compliance with the correct procedures under the laws of the British Virgin Islands.

Yours faithfully,

CONYERS DILL & PEARMAN

Exhibit

(Register of members of Ren Investment International Ltd.)

EXHIBIT C

FORM OF CEO AND CFO CERTIFICATES

April     , 2007

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Certification

Ladies and Gentlemen:

I, Jeffrey Kang, Chief Executive Officer of Comtech Group, Inc., a Maryland corporation (the “Company”), hereby certify that the certifications made by me as the Chief Executive Officer of the Company pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Certifications”) and attached as Exhibits 31.1 and 32.1, respectively, to the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2007 remain true and correct at and as of the date hereof, and no event has occurred from the date of the Certifications to the date hereof that would render the Certifications inaccurate, false or misleading.

For the purpose of this certification, I have read the financial information and other items identified and circled by you in the registration statement on Form S-3 submitted to the staff of the SEC on March 30, 2007 and including the related prospectus supplement dated April 13, 2007 and attached hereto as Annex A (the “Financial Information”) and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount or percentage included in or derived from the Company’s audited consolidated financial statements as of and for the years ended December 31, 2002 through 2006 (the “Financial Statements”), or to amounts derived from such Financial Statements and found them to be in agreement.

B1.	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount appearing in the interim financial statements included in the Company’s Form 10-Q filed with the SEC on May 16, 2005 and found them to be in agreement.

B2.	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount appearing in the interim financial statements included in the Company’s Form 10-Q filed with the SEC on August 15, 2006 and found them to be in agreement.

B3.	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount appearing in the interim financial statements included in the Company’s Form 10-Q filed with the SEC on November 14, 2006 and found them to be in agreement.

Name: Jeffrey Kang Title: Chief Executive Officer

April         , 2007

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Certification

Ladies and Gentlemen:

I, Hope Ni, Chief Financial Officer of Comtech Group, Inc., a Maryland corporation (the “Company”), hereby certify that the certifications made by me as the Chief Financial Officer of the Company pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Certifications”) and attached as Exhibits 31.1 and 32.1, respectively, to the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2007 remain true and correct at and as of the date hereof, and no event has occurred from the date of the Certifications to the date hereof that would render the Certifications inaccurate, false or misleading.

For the purpose of this certification, I have read the financial information and other items identified and circled by you in the registration statement on Form S-3 submitted to the staff of the SEC on March 30, 2007 and including the related prospectus supplement dated April 13, 2007 and attached hereto as Annex A (the “Financial Information”) and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount or percentage included in or derived from the Company’s audited consolidated financial statements as of and for the years ended December 31, 2002 through 2006 (the “Financial Statements”), or to amounts derived from such Financial Statements and found them to be in agreement.

B1.	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount appearing in the interim financial statements included in the Company’s Form 10-Q filed with the SEC on May 16, 2005 and found them to be in agreement.

B2.	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount appearing in the interim financial statements included in the Company’s Form 10-Q filed with the SEC on August 15, 2006 and found them to be in agreement.

B3.	Compared the amount or percentage to, or recalculated the amount and/or percentage from, the corresponding amount appearing in the interim financial statements included in the Company’s Form 10-Q filed with the SEC on November 14, 2006 and found them to be in agreement.

Name: Hope Ni Title: Chief Financial Officer